Exhibit 16.1

Our ref.: PS/BL/B397/ABA2

January 9, 2013

Securities and Exchange Commission 100 F Street, NE Washington DC 20549 United States

Dear Sirs,

BIOSTAR PHARMACEUTICALS, INC.

We have read Item 4.01(a) of Biostar Pharmaceuticals, Inc’s Form 8-K, which discusses the resignation of Mazars CPA Limited as its independent registered public accounting firm, and we agree with the statements made therein.

Yours faithfully,

/s/ Mazars CPA Limited
Mazars CPA Limited
Certified Public Accountant

Mazars CPA Limited
42ND Floor, Central Plaza, i8 Harbour Road, Wanchai, Hong Kong
Tel : (852) 2909 5555 - Fax: (852) 2810 0032 - info@mazars.com.hk - www.mazars.cn